                                                                     EXHIBIT 4.3








                   IRWIN WHOLE LOAN HOME EQUITY TRUST 2002-A,

                                   as Issuer,




                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

                                as Administrator,



                                       and




                       IRWIN UNION BANK AND TRUST COMPANY,

                               as Master Servicer








                            ADMINISTRATION AGREEMENT


                            Dated as of May 31, 2002

                                TABLE OF CONTENTS

                                                                                                          PAGE

Section 1.     Duties of Administrator........................................................................2

Section 2.     Duties of the Master Servicer With Respect to the Indenture....................................3

Section 3.     Records........................................................................................5

Section 4.     Compensation...................................................................................5

Section 5.     Additional Information to be Furnished to the Issuer...........................................5

Section 6.     Independence of the Administrator..............................................................5

Section 7.     No Joint Venture...............................................................................5

Section 8.     Other Activities of Administrator and Master Servicer..........................................5

Section 9.     Term of Agreement; Resignation and Removal.....................................................6

Section 10.    Action upon Termination, Resignation or Removal................................................7

Section 11.    Notices........................................................................................7

Section 12.    Amendments.....................................................................................7

Section 13.    Successor and Assigns..........................................................................8

Section 14.    Governing Law..................................................................................8

Section 15.    Headings.......................................................................................8

Section 16.    Counterparts...................................................................................8

Section 17.    Severability...................................................................................9

Section 18.    Limitation of Liability of Owner Trustee.......................................................9

Section 19.    Benefit of Agreement...........................................................................9

Section 20.    Bankruptcy Matters.............................................................................9

Section 21.    Rights of the Enhancer.........................................................................9

Section 22.    Third Party Beneficiary.......................................................................10

         This Administration Agreement, dated as of May 31, 2002, is among Irwin Whole Loan Home Equity Trust 2002-A, a Delaware business trust, as issuer (the "Issuer"), Wells Fargo Bank Minnesota, National Association, a national banking corporation, as administrator (the "Administrator"), and Irwin Union Bank and Trust Company, a bank chartered under the laws of the State of Indiana, as master servicer (the "Master Servicer").



                                   WlTNESSETH:


         WHEREAS, the Issuer is a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.) created and governed by a trust agreement dated as of May 31, 2002 (the "Trust Agreement"), between Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee");

         WHEREAS, the Issuer will issue Home Equity Loan-Backed Notes, Series 2002-A (the "Notes") and Home Equity Loan-Backed Certificates, Series 2002-A (the "Certificates" and, together with the Notes, the "Securities");

         WHEREAS, the Notes will be issued pursuant to an indenture dated as of May 31, 2002 (the "Indenture"; all capitalized terms used and not defined herein shall have the meaning assigned thereto in Appendix A to the Indenture), between the Issuer and Wells Fargo Bank Minnesota, National Association, as indenture trustee (in such capacity, the "Indenture Trustee");

         WHEREAS, the Certificates will be issued pursuant to the Trust Agreement and will represent undivided beneficial ownership interests in the Trust;

         WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Securities, including (a) a sale and servicing agreement dated as of May 31, 2002 (the "Sale and Servicing Agreement"), among the Issuer, the Depositor, the Master Servicer and the Indenture Trustee, (b) the letter of representations dated June 20, 2002, among the Issuer, the Indenture Trustee and The Depository Trust Company relating to the Offered Notes (the "Depository Agreement"), (c) the Indenture, (d) the insurance agreement dated as of June 1, 2002 (the "Insurance Agreement"), among the Issuer, the Enhancer, the Master Servicer, the Depositor and the Indenture Trustee, and (e) the Trust Agreement (the Sale and Servicing Agreement, the Depository Agreement, the Indenture, the Insurance Agreement and the Trust Agreement being hereinafter referred to collectively as the "Related Agreements");

         WHEREAS, pursuant to the Related Agreements, the Issuer is required to perform certain duties in connection with (a) the Notes and the collateral pledged to support the Notes pursuant to the Indenture (the "Collateral") and
(b) the beneficial ownership interests in the Issuer represented by the Certificates;

         WHEREAS, the Issuer desires to have the Administrator and the Master Servicer, respectively, perform certain of the duties of the Issuer referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer may from time to time request; and

         WHEREAS, the Administrator and the Master Servicer have the capacity to provide the respective services required hereby and are willing to perform such services for the Issuer on the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         Section 1. Duties of Administrator. The Administrator shall perform all of the duties of the Issuer under the Depository Agreement. The Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Sale and Servicing Agreement, the Indenture and the Depository Agreement. The Administrator shall take all appropriate action that is the duty of the Issuer to take with respect to the following matters under the Indenture (parenthetical section references are to sections of the Indenture):

         (a) to maintain an office for transfers at the Corporate Trust Office of the Indenture Trustee (Section 3.02);

         (b) to cause the Paying Agents to engage in certain specified activities and undertake certain specified activities with respect to any Paying Agents (Section 3.03);

         (c) to enforce the obligation of the Master Servicer under the Sale and Servicing Agreement for recording Assignments of Mortgages (Section 3.13);

         (d) to give prompt written notice of each Event of Default under the Indenture, to the extent the Administrator has knowledge thereof (Section 3.23);

         (e) to execute and deliver any further instruments in order to carry out the purpose of the Indenture (Section 3.24);

         (f)   reserved;

         (g) to approve a successor Depository and give the order to allow the Owner Trustee to execute the original Notes on its behalf (Section 4.01);

         (h) to undertake the activities required to register, transfer and exchange the Notes (Section 4.02);

         (i) to undertake the activities required to replace mutilated, destroyed, lost or stolen Notes (Section 4.03);

         (j) to undertake the activities required to cancel the Notes (other than the signature of the Owner Trustee thereon) (Section 4.05);

         (k) upon prior written notice from the Master Servicer, (accompanied by any required Officer's Certificate or Opinion of Counsel required of the Issuer, which in the case of the Officer's Certificate may be executed by the Master Servicer on behalf of the Issuer), to execute and deliver the required items to satisfy and discharge the Indenture (Section 4.11);

         (l) to issue the demand to repay all monies held by the Paying Agent upon discharge of the Indenture (Section 4.13);

         (m)   to direct and cause the creation of temporary Notes (Section
4.15);

         (n) at the written request of the Indenture Trustee, to take all lawful action to compel the performance of the Seller and the Master Servicer (Section 5.17);

         (o) to furnish names and addresses of Noteholders to the Indenture Trustee and, with respect to the Group I Noteholders, the Enhancer (Section 7.01);

         (p)   to make the required filings with the Commission (Section 7.03);

         (q) to determine new Notes pursuant to a supplemental indenture (Section 9.06); and

         (r) to effect the recording of the Indenture upon notification of the need to record the Indenture (Section 10.14).

         Except as otherwise set forth in Section 4.02 of the Trust Agreement and Section 2, in addition to the duties of the Administrator set forth above, the Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Related Agreements.

         The Administrator shall perform the duties, if any, expressly required to be performed by the Administrator under the Trust Agreement and the Sale and Servicing Agreement.

         In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties. The Administrator shall have all of the rights and protections of the Indenture Trustee set forth in Article VI of the Indenture.

         Section 2. Duties of the Master Servicer With Respect to the Indenture.

         (a) The Master Servicer shall take all appropriate action that is the duty of the Issuer to take with respect to the following matters under the Indenture (parenthetical section references are to sections of the Indenture):

               (i) to effect any required qualification to do business of the Issuer in a jurisdiction other than Delaware (Section 3.04);

               (ii) to give written notice to the Indenture Trustee of the Legal Final Payment Date for any Class of Notes (Section 3.05(c));

               (iii) to cause delivery of the Opinions of Counsel regarding the Trust Estate required on the Closing Date and annually thereafter (Section 3.07);

               (iv) to prepare and deliver to the Issuer for signature the annual statement as to Issuer compliance (Section 3.10);

               (v) to deliver the required items in the event of a consolidation, merger or conveyance of assets (Section 3.16);

               (vi) to deliver an Officer's Certificate upon learning of the occurrence of an Event of Default (Section 5.01);

               (vii) to remove the Indenture Trustee and appoint a successor Indenture Trustee upon the occurrence of certain events (Section 6.08);

               (viii) to furnish an Officer's Certificate pursuant to Section
8.03 of the Indenture (Section 8.03);

               (ix) to issue a request to release property from the Lien of the Indenture (Section 8.05);

               (x) to request a supplemental indenture not requiring consent of the Noteholders (Section 9.01) and provide any required Opinion of Counsel or other certification in connection therewith;

               (xi) to request a supplemental indenture requiring consent of the Noteholders (Section 9.02); and

               (xii) to provide the Officer's Certificates and Opinions of Counsel required pursuant to Section 10.01 of the Indenture.

         (b) Subject to Section 5, and in accordance with the directions of the Owner Trustee, the Master Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Master Servicer.

         (c) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Master Servicer shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to a Certificateholder as contemplated by Section 5.01(b) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

         (d) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Master Servicer shall be responsible for performance of its duties as set forth in Section 5.05 of the Trust Agreement with respect to, among other things, accounting and reports to Certificateholders and holders of the Non-Offered Subordinate Notes (other than the Class IIX-IO Notes); provided, however, that the Master Servicer shall be responsible for the distribution of the Schedule K-1s necessary to enable each Certificateholder and each holder of the Non-Offered Subordinate Notes (other than the Class IIX-IO Notes) to prepare its federal and state income tax returns.

         Section 3. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Enhancer and the Master Servicer at any time during normal business hours.

         Section 4. Compensation. The Administrator will perform the duties and provide the services called for under Section 1 for so long as it remains Indenture Trustee under the Indenture. The Administrator shall be entitled to receive on each Payment Date reimbursement from the Master Servicer for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable expenses and disbursements of the Administrator's agents, counsel, accountants and experts.

         Section 5. Additional Information to be Furnished to the Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

         Section 6. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Master Servicer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

         Section 7. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator or the Master Servicer, respectively, and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         Section 8. Other Activities of Administrator and Master Servicer. Nothing herein shall prevent the Administrator, the Master Servicer or their respective Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person or entity even though such Person or entity may engage in business activities similar to those of the Issuer or the Owner Trustee.

         Section 9. Term of Agreement; Resignation and Removal.

         (a) This Agreement shall continue in force until the termination of the Trust Agreement in accordance with its terms, upon which event this Agreement shall automatically terminate.

         (b) Subject to Section 9(e), the Administrator may resign from its duties hereunder by providing the Issuer, the Enhancer and the Depositor with at least 60 days' prior written notice.

         (c) Subject to Section 9(e), the Depositor may remove the Administrator without cause by providing the Administrator with at least 60 days' prior written notice, with a copy to the Enhancer.

         (d) Subject to Section 9(e), the Depositor may remove the Administrator, immediately upon written notice of termination from the Depositor to the Administrator, with a copy to the Enhancer, if any of the following events shall occur:

               (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured within such period, shall not give within ten days of such notice such assurance of cure as shall be reasonably satisfactory to the Depositor);

               (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary Proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

               (iii) the Administrator shall commence a voluntary Proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary Proceeding under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of its creditors or shall fail generally to pay its debts as they become due.

         The Administrator agrees that if any of the events specified in clauses
(ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Depositor and the Master Servicer, with a copy to the Enhancer, within seven days thereafter.

         (e) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator, acceptable to the Enhancer, shall have been appointed by the Depositor and the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

         (f) Subject to Sections 9(e) and 9(b), the Administrator acknowledges that upon the appointment of a successor Indenture Trustee pursuant to the Indenture, the Administrator shall immediately resign, and such successor Indenture Trustee shall automatically become the Administrator under this Agreement. Any such successor Indenture Trustee shall be required to agree to assume the duties of the Administrator under the terms and conditions of this Agreement as a condition of its appointment as successor Indenture Trustee.

         Section 10. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 9(b) or the resignation or removal of the Administrator pursuant to Section 9(b) or 9(c), respectively, the Administrator shall be entitled to all reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 9(a) deliver to the Depositor all property and documents of or relating to the Collateral then in the custody of the Administrator in the event of the resignation or removal of the Administrator pursuant to Section 9(b), (c) or
(d), respectively; and the Administrator shall cooperate with the Issuer and the Depositor and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

         Section 11. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows: (a) if to the Issuer, to c/o Wilmington Trust Company, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Department (with a copy to the Master Servicer, the Depositor and the Administrator); (b) if to the Master Servicer, to 500 Washington Street, Columbus, Indiana 47201,
Attention: Ellen Mufson, Esq. and Gloria Curry (with a copy to Edwin Corbin, Mary Rottman and Gary Iorfido, Esq., 12677 Alcosta Blvd., Suite 500, San Ramon, California 94583); (c) if to the Administrator, to 9062 Old Annapolis Road, Columbia, Maryland 21045 (with a copy to the Indenture Trustee at Wells Fargo Center, MAC # 9311-161, Sixth and Marquette, Minneapolis, Minnesota 55479,
Attention: Corporate Trust Services); (d) if the Depositor, to 383 Madison Avenue, 10th Floor, New York, New York 10167, Attention: Asset Backed Securities Group; (e) if to the Enhancer, to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management-Structured Finance (IPM-SF), Irwin Whole Loan Home Equity Trust 2002-A; and (f) as to each of the foregoing Persons, at such other address as shall be designated by such Person in a written notice to the other foregoing Persons. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand delivered to the address of such party as provided above.

         Section 12. Amendments. This Agreement may be amended from time to time by the parties hereto with the consent of the Enhancer (i) to cure any ambiguity, correct any mistake or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement, add any provision that provides additional rights to the Certificateholders or Noteholders, deal with any matter not covered in this Agreement (i.e., to give effect to the intent of the parties), or ensure that the Trust and any portion thereof is not classified as a taxable mortgage pool or an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; provided, that (A) (i) such amendment will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of any Certificateholder or Noteholder, and (ii) an Opinion of Counsel is delivered to the Owner Trustee and the Enhancer to the effect that such amendment will not materially and adversely affect the interest of any Certificateholder or Noteholder or (B) to the extent affected thereby, with the consent of the Holders of Notes evidencing not less than a majority of the Note Balance of the Notes and, to the extent affected thereby, the consent of the Holders of Certificates evidencing not less than a majority of the Percentage Interests of the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders without the consent of the Holders of each outstanding Note or Certificate affected thereby, or (b) reduce the aforesaid percentage of the Note Balance of the Notes and the Percentage Interests of the Certificates required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes, the Holders of all outstanding Certificates.

         Promptly after the execution of any such amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee. It shall not be necessary for the consent of the Certificateholder or Noteholder pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Certificateholder or Noteholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by the Certificateholder or Noteholders shall be subject to such reasonable requirements as the Owner Trustee or Indenture Trustee may prescribe from time to time.

         Section 13. Successor and Assigns. This Agreement may not be assigned by the Administrator. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of any Person to a Person that is a successor by merger, consolidation or purchase of assets to the Administrator, provided that such successor executes and delivers to the other parties hereto an agreement in which such successor agrees to be bound hereunder by the terms of such assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any permitted successors or assigns of the parties hereto.

         Section 14. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 15. Headings. The section headings hereof are for convenience of reference only, and shall not be construed to affect the meaning, construction or effect of this Agreement.

         Section 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall together constitute but one and the same instrument.

         Section 17. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 18. Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee, and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

         Section 19. Benefit of Agreement. It is expressly agreed that in performing its duties under this Agreement, the Administrator will act for the benefit of the Securityholders and the Owner Trustee as well as for the benefit of the Trust, and that such obligations on the part of the Administrator shall be enforceable at the instance of the other parties hereto.

         Section 20. Bankruptcy Matters. No party to this Agreement shall take any action to cause the Trust to dissolve in whole or in part or file a voluntary petition or otherwise initiate Proceedings to have the Trust adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency Proceedings against the Trust, file a petition seeking or consenting to reorganization or relief of the Trust as debtor under any applicable federal or state law relating to bankruptcy, insolvency or other relief for debtors with respect to the Trust; seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Trust or of all or any substantial part of the properties and assets of the Trust, cause the Trust to make any general assignment for the benefit of its creditors or otherwise take any action in furtherance of any of the above actions.

         Section 21. Rights of the Enhancer Except to the extent otherwise provided in this Agreement, (i) the rights and benefits of the Enhancer in this Agreement relate only to the Group I Notes and the Mortgage Loans assigned to Group I and (ii) all provisions in this Agreement referring to the consent or approval of the Enhancer or actions with respect to the Enhancer shall apply and be implemented only to the extent that such consent, approval or actions affect or concern the Group I Notes (or the Enhancer's obligations in respect thereof) or the Mortgage Loans assigned to Group I. Notwithstanding any provision in this Agreement to the contrary, all rights and benefits of the Enhancer in this Agreement (including but not limited to consent rights, rights to notices and rights with respect to opinions) shall terminate upon the later of (a) the repayment in full of the Group I Notes and the payment to the Enhancer of any unpaid amounts owed to it under the Insurance Agreement with interest thereon at the Late Payment Rate as specified in the Insurance Agreement and (b) the termination of all of the Enhancer's obligations under the Policy.

         Section 22. Third Party Beneficiary The Enhancer shall be an express and intended third party beneficiary of this Agreement entitled to enforce this Agreement as if it were a party hereto.

                                      * * *

         IN WITNESS WHEREOF, the Issuer, the Administrator and the Master Servicer have caused this Agreement to be duly executed by their respective officers or representatives as of the date and year first above written.

                                 IRWIN WHOLE LOAN HOME EQUITY
                                   TRUST 2002-A,
                                 as Issuer

                                 By:    WILMINGTON TRUST COMPANY, not
                                        in its individual capacity but
                                        solely as Owner Trustee




                                 By:_/s/ ANITA E. DALLAGO
                                     -----------------------------------------
                                      Name: Anita E. Dallago
                                      Title: Senior Financial Services Officer


                                 WELLS FARGO BANK MINNESOTA,
                                 NATIONAL ASSOCIATION, not in its
                                 individual capacity but solely as Administrator


                                 By:_/s/ PETER A. GOBELL
                                     -----------------------------------------
                                      Title: Peter A. Gobell
                                      Name: Vice President


                                 IRWIN UNION BANK AND TRUST
                                 COMPANY, as Master Servicer


                                 By: /s/ EDWIN K. CORBIN
                                     -----------------------------------------
                                      Name: Edwin K. Corbin
                                      Title: Vice President-Business Development
                                             Home Equity Lending